UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2015

NUVASIVE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50744	33-0768598
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7475 Lusk Boulevard, San Diego, California 92121

(Address of principal executive offices, with zip code)

(858) 909-1800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

On April 1, 2015, NuVasive, Inc. (the “Company”) issued a press release announcing selected preliminary unaudited financial results for the fiscal quarter ended March 31, 2015. A copy of this press release is furnished as Exhibit 99.1 hereto.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 28, 2015, Mr. Alex V. Lukianov, the Chief Executive Officer and the Chairman of the Board of the Company and a member of its Board of Directors (the “Board”), resigned as Chairman, Chief Executive Officer, and as a member of the Board and all other positions he had with the Company subsidiaries and affiliates, effective March 27, 2015. Mr. Lukianov will remain with the Company as a consultant to assist with the transition and serve as a special advisor to the successor Chief Executive Officer through September 30, 2016.

In connection with his departure from the Company, Mr. Lukianov and the Company entered into a Separation Agreement and Release (the “Separation Agreement”) and a Consulting Agreement (the “Consulting Agreement”). In exchange for signing the Separation Agreement, which provides for a general release of claims in favor of the Company, Mr. Lukianov will receive a severance payment of $900,000 payable in two equal installments. The Company will pay the first payment of $450,000 to Mr. Lukianov within thirty (30) days after March 28, 2015 and the remaining $450,000 on December 31, 2015. Pursuant to the terms of the Consulting Agreement, in exchange for his continued service to the Company through September 30, 2016, Mr. Lukianov will receive (i) a total consulting fee of $500,000, paid over an eighteen-month period, and (ii) continued vesting of his previously-issued and outstanding equity awards for the term of his consultancy as well as certain acceleration rights with respect to such equity in the event of a change of control of the Company during the term of his consultancy. The foregoing information is a summary of select terms from the Separation Agreement and the Consulting Agreement, is not complete, and is qualified in its entirety by reference to the full text of each such agreement, copies of which are attached as exhibits to this Current Report on Form 8-K.

Also effective on March 27, 2015, the Board appointed Mr. Gregory T. Lucier to serve as the Company’s interim Chief Executive Officer and Chairman of the Board. In connection with such appointment, Mr. Lucier resigned from his seats on the Board of Director’s Audit and Compensation Committees. Mr. Lucier, age 50, has served as member of our Board since December 2013. Mr. Lucier has over 25 years of executive management experience and served as Chairman of the Board and Chief Executive Officer of Life Technologies Corporation, a global biotechnology company, from May 2003 until their acquisition by Thermo Fisher Scientific, Inc. in February 2014. Prior to joining Life Technologies, Mr. Lucier served as Chief Executive Officer and President at GE Medical Systems Information Technologies, Vice President for Global Services at GE Medical Systems and served as a corporate officer of the General Electric Corporation. He currently serves as board chairman for the Sanford-Burnham Medical Research Institute, and previously served on the Board of CareFusion Corporation until the completion of its acquisition by Becton Dickinson on March 17, 2015.

There are no family relationships between Mr. Lucier and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

No new compensatory arrangements were entered into with Mr. Lucier in connection with his appointment as Chairman and interim Chief Executive Officer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Separation Agreement and Release by and between the Company and Alex V. Lukianov effective March 27, 2015.

10.2	Consulting Agreement by and between the Company and Alex V. Lukianov effective March 27, 2015.

99.1	Press release issued by NuVasive, Inc. on April 1, 2015, announcing certain organizational changes and selected preliminary unaudited financial results for the fiscal quarter ended March 31, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUVASIVE, INC.

Date: April 1, 2015	By:	/s/ Jason Hannon
Jason Hannon
Executive Vice President & General Counsel

Exhibit Index

Exhibit Number	Description

10.1	Separation Agreement and Release by and between the Company and Alex V. Lukianov effective March 27, 2015.

10.2	Consulting Agreement by and between the Company and Alex V. Lukianov effective March 27, 2015.

99.1	Press release issued by NuVasive, Inc. on April 1, 2015, announcing certain organizational changes and selected preliminary unaudited financial results for the fiscal quarter ended March 31, 2015.